   As filed with the Securities and Exchange Commission on December 1, 1994
                                                    Registration No. 33-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                            STERLING SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)
          DELAWARE                                            75-1873956
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)
                         8080 North Central Expressway
                                  Suite 1100
                              Dallas, Texas 75206
                                (214) 891-8600
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

      JEANNETTE P. MEIER, ESQ.                     With a copy to:
      Executive Vice President,             CHARLES D. MAGUIRE, JR., ESQ.
    Secretary and General Counsel              Jackson & Walker, L.L.P.
       Sterling Software, Inc.                     901 Main Street
    8080 North Central Expressway                     Suite 6000
             Suite 1100                          Dallas, Texas 75202
         Dallas, Texas 75206                        (214) 953-5850
           (214) 891-8685

 (Name, address, including zip code, and
  telephone number, including area code,
          of agent for service)

                                ----------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
   Title of Each Class         Amount           Proposed Maximum     Proposed Maximum
     of Securities to           to be             Offering Price          Aggregate          Amount of
      be Registered          Registered             Per Unit(1)       Offering Price(1)   Registration Fee
- ----------------------------------------------------------------------------------------------------------
Common Stock, par value
$.10 per share               642,539 shares           $29.50               $18,954,900        $6,537
==========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on November 23, 1994.
                                ----------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS
                                 642,539 Shares

                            STERLING SOFTWARE, INC.

                                  Common Stock

     Pursuant to an Amended and Restated Agreement and Plan of Merger dated as of August 31, 1994 (as amended, the "Merger Agreement"), Sterling Software, Inc., a Delaware corporation ("Sterling" or the "Company") acquired KnowledgeWare, Inc., a Georgia corporation ("KnowledgeWare"), through the merger (the "Merger") of a wholly owned subsidiary of Sterling ("Merger Sub") with and into KnowledgeWare. This Prospectus relates to the offer and sale of up to 642,539 shares (the "Merger Shares") of Common Stock, par value $.10 per share, of Sterling ("Sterling Common Stock") that were acquired or may be acquired pursuant to the Merger by certain former stockholders of KnowledgeWare (the "Selling Stockholders"). See "Selling Stockholders."

     The Merger Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges, including the New York Stock Exchange (the "NYSE"), or in the over the counter market, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any sale of the Merger Shares offered hereby, Selling Stockholders or such successors in interest and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

     The Sterling Common Stock is listed for trading on the NYSE under the symbol "SSW." On November 29, 1994, the closing price of the Sterling Common Stock on the NYSE was $30.00. The Company will pay all expenses incurred in connection with this offering, which are estimated to be approximately $24,000.


                                ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ----------------
               The date of this Prospectus is ____________, 1994.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Sterling Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act (the "Registration Statement"), omits certain of the information contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Sterling Common Stock offered hereby. Copies of such Registration Statement are available from the Commission. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company's principal executive offices are located at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, and its telephone number at such address is (214) 891-8600.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

     (i) Annual Report on Form 10-K (File No. 1-8465) for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No. 1, filed January 26, 1994;

     (ii) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended December 31, 1993;

     (iii) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended March 31, 1994, as amended by Form 10-Q/A Amendment No. 1, filed May 16, 1994;

     (iv) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended June 30, 1994;

     (v) Current Report on Form 8-K (File No. 1-8465) dated November 15, 1993, filed November 16, 1993;

     (vi) Current Report on Form 8-K (File No. 1-8465) dated July 31, 1994, filed August 2, 1994;

     (vii) Current Report on Form 8-K (File No. 1-8465) dated August 1, 1994, filed August 2, 1994;

     (viii) Current Report on Form 8-K (File No. 1-8465) dated August 31, 1994, filed September 2, 1994;

     (ix) Current Report on Form 8-K (File No. 1-8465) dated November 3, 1994, filed November 3, 1994;

     (x) Current Report on Form 8-K (File No. 1-8465) dated November 14, 1994, filed November 14, 1994;

     (xi) Current Report on Form 8-K (File No. 1-8465) dated November 14, 1994, filed November 25, 1994; and

     (xii) the description of the Sterling Common Stock contained in Sterling's Registration Statement on Form 8-A (File No. 0-108465), filed
            March 7, 1990.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's principal office: Sterling Software, Inc., 8080 N. Central Expressway, Suite 1100, Dallas,

Texas 75206, Attention: Jeannette P. Meier, Executive Vice President, Secretary and General Counsel (telephone: (214) 891-8600).


                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sales of the securities offered hereby.


                              SELLING STOCKHOLDERS

     This Prospectus covers offers from time to time by each Selling Stockholder of the Merger Shares owned by each such Selling Stockholder, including shares that may be issued to the Selling Stockholders which are currently held in escrow. Pursuant to the Merger Agreement, upon effectiveness of the Merger each outstanding share of common stock, without par value ("KnowledgeWare Common Stock"), of KnowledgeWare (other than (a) shares owned by Sterling, Merger Sub or any other subsidiary of Sterling and (b) shares held in KnowledgeWare's treasury immediately prior to the effective time of the Merger) was converted into the right to receive up to .1653 of a share of Sterling Common Stock (the "Exchange Ratio"). Upon effectiveness of the Merger, holders of KnowledgeWare Common Stock became entitled to receive .1322 of a share of Sterling Common Stock for each share of KnowledgeWare Common Stock; the remaining 20% of the number of shares of Sterling Common Stock issuable upon effectiveness of the Merger were placed in escrow (the "Escrowed Shares") pursuant to the terms of an escrow agreement and will be distributed to KnowledgeWare stockholders only if and to the extent that such shares are not necessary to cover certain losses, claims, liabilities, judgments, costs and expenses that may be incurred by Sterling, Merger Sub or KnowledgeWare in connection with any pending or threatened litigation, action, claims, proceeding, dispute or investigation (including amounts paid in settlement) to which Sterling, Merger Sub or KnowledgeWare is or may become a party and with respect to which Sterling is entitled to indemnification under the Merger Agreement.

     In connection with the Merger, the Company has agreed to register for sale under the Securities Act all shares of Sterling Common Stock acquired by the Selling Stockholders pursuant to the Merger, including the Escrowed Shares if any are distributed to the Selling Stockholders.

     Set forth below are the names of each Selling Stockholder, the number of shares of Sterling Common Stock owned as of November 30, 1994 by each Selling Stockholder (which includes the maximum number of Escrowed Shares that could be issued to such Selling Stockholder), the number of Merger Shares (including Escrowed Shares) that may be offered by each Selling Stockholder pursuant to this Prospectus, and the number of shares of Sterling Common Stock to be owned by each Selling Stockholder upon completion of the offering if all Merger Shares are sold. Any or all of the Merger Shares listed below may be offered for sale by the Selling Stockholders from time to time; provided that interests in the Escrowed Shares prior to their distribution are not transferable pursuant to this Prospectus or otherwise except by operation of law.




                                        Ownership of       Merger Shares      Ownership of
                                       Sterling Common  Offered for Selling  Sterling Common
                                       Stock Prior to      Stockholder's     Stock after the
            Name                          Offering            Account           Offering
            ----                       ---------------  -------------------  ---------------
Francis A. Tarkenton/(1)//(2)/                 203,188              203,188             ----
Richard M. Haddrill/(1)//(3)/                      158                  158             ----
Rick W. Gossett/(1)//(4)/                          334                  334             ----
Sam A. Brooks/(1)//(5)/                          1,239                1,239             ----
P. E. Sadler/(1)//(6)/                           1,653                1,653             ----
James Martin/(7)/                              255,471              255,471             ----
International Business
  Machines Corporation /(8)/                   180,496              180,496             ----

Tarkenton Group, Inc./(9)/                       5,734                5,734             ----

- ------------------------

/(1)/ Former executive officer and/or director of KnowledgeWare. Shares listed do not include shares issuable upon exercise of employee stock options.
/(2)/ Includes 40,637 Escrowed Shares. Also includes the 5,734 Merger Shares (including 1,146 Escrowed Shares) owned by the Tarkenton Group, Inc., which is wholly owned by Mr. Tarkenton. Following the effectiveness of the Merger, Mr. Tarkenton was elected to the Board of Directors of Sterling.
/(3)/  Includes 31 Escrowed Shares.
/(4)/  Includes 66 Escrowed Shares.
/(5)/  Includes 247 Escrowed Shares.
/(6)/  Includes 330 Escrowed Shares.
/(7)/  Includes 51,094 Escrowed Shares.
/(8)/  Includes 36,099 Escrowed Shares.
/(9)/  Includes 1,146 Escrowed Shares.

     The Company and the Selling Stockholders have also agreed to indemnify each other against certain civil liabilities under the Securities Act.


                              PLAN OF DISTRIBUTION

     The Merger Shares offered hereby may be sold from time to time by any of the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. The Merger

Shares may be disposed of from time to time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers,
(iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or such successors in interest and/or from the purchasers of the Merger Shares for whom they may act as agent, (iv) the writing of options on the Merger Shares, (v) the pledge of the Merger Shares as security for any loan or obligation, including pledges to broker or dealers who may, from time to time, themselves effect distributions of the Merger Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Merger Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the NYSE, or in transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Merger Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Merger Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company will pay all of the expenses incident to the offering and sale of the Merger Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.

     In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Stockholders will not be able to effect transactions in the Merger Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.


                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the securities offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.

                                 EXPERTS

     The consolidated financial statements and financial statement schedules appearing in Sterling's Annual Report on Form 10-K for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No.1 filed January 26, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein, which as to the years 1992 and 1991, are based in part on the report of Arthur Andersen LLP, independent public accountants. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of KnowledgeWare, Inc. and subsidiaries as of June 30, 1994 and 1993 and for each of the three years in the period ending June 30, 1994 incorporated by reference in this Prospectus have been incorporated herein on the report, which includes an explanatory paragraph about KnowledgeWare, Inc.'s ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent certified public accountants, given upon authority of that firm as experts in accounting and auditing.

==========================================  ===============================

No person has been authorized in connection
with the offering made hereby to give any
information or to make any representation
not contained in this Prospectus and, if
given or made, such information or
representation must not be relied upon.
This Prospectus does not constitute an offer
to sell or a solicitation of an offer to buy
any securities other than registered securities
to which it relates, or an offer to or a
solicitation of any person in any jurisdiction
where such offer or solicitation would be
unlawful.  Neither the delivery of this
Prospectus nor any sale made hereunder
shall, under any circumstances, create any
implication that the information contained
herein is correct as of any date subsequent         STERLING SOFTWARE, INC.
to the date hereof.
                                                         PROSPECTUS

                                                                    , 1994
                                                         -----------










             TABLE OF CONTENTS
             -----------------

                                      Page
Available Information................    2
Incorporation of Certain
  Documents by Reference.............    2
Use of Proceeds......................    4
Selling Stockholders.................    4
Plan of Distribution.................    5
Legal Matters........................    6
Experts..............................    7

==========================================  ===============================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
               -------------------------------------------

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:

          Registration Fee.................  $ 6,537.00
          Printing and Engraving Expenses..    6,000.00
          Accounting Fees and Expenses.....    5,000.00
          Legal Fees and Expenses..........    5,000.00
          Miscellaneous....................    1,463.00
                                              _________
          Total............................  $24,000.00
                                              =========

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
               -----------------------------------------

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's Certificate of Incorporation, Bylaws, any agreement or otherwise.

     Article IX of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Company's Restated Bylaws provides for indemnification of officers and directors. In addition, the Company has entered into Indemnity Agreements with each of its officers and directors pursuant to which such officers and directors may be indemnified against losses arising from certain claims, including claims under the Securities Act, which may be made by reason of their being officers or directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    ITEM 16.  EXHIBITS.
              --------

    The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.


Exhibit
 Number   Description of Exhibit
- --------  ----------------------
1         None.

2.1       Amended and Restated Agreement and Plan of Merger dated as of August
          31, 1994 among the Registrant, KnowledgeWare, Inc. and SSI
          Corporation./(1)/

2.2       Agreement dated October 11, 1994 among the Registrant, KnowledgeWare,
          Inc. and SSI Corporation./(1)/

2.3 First Amendment to Amended and Restated Agreement and Plan of Merger dated as of October 24, 1994 among the Registrant, KnowledgeWare, Inc.
          and SSI Corporation./(1)/

4.1       Certificate of Incorporation of the Registrant./(2)/

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant./(3)/

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant./(4)/

4.4       Restated Bylaws of the Registrant./(5)/

4.5       Form of Common Stock Certificate./(6)/

5         Opinion of Jackson & Walker, L.L.P./(7)/

8         None.

12        None.

15        None.

23.1      Consent of Ernst & Young LLP./(7)/

23.2      Consent of Arthur Andersen LLP./(7)/

23.3      Consent of Coopers & Lybrand L.L.P./(7)/


23.4      Consent of Jackson & Walker, L.L.P. (included in its opinion filed as
          Exhibit 5 to this Registration Statement)./(7)/

24        Power of Attorney (appearing on page II-6 of this Registration
          Statement)./(7)/

25        None.

26        None.

27        None.

28        None.

99.1 Form of Registration Rights Agreement dated as of November 30, 1994 among the Registrant and the Selling Stockholders./(1)/

99.2      Form of Escrow Agreement dated as of November 30, 1994 among the
          Registrant, KnowledgeWare, Inc., The First National Bank of Boston,
          N.A. and Stuart Finestone./(1)/

- ------------------------
/(1)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33-56185 on Form S-4 and incorporated herein by reference.

/(2)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 2-82506 on Form S-1 and incorporated herein by reference.

/(3)/ Previously filed as an exhibit to the Registrant's Annual Report on Form
      10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

/(4)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33-69926 on Form S-8 and incorporated herein by reference.

/(5)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33-47131 on Form S-8 and incorporated herein by reference.

/(6)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 2-86825 on Form S-1 and incorporated herein by reference.

/(7)/ Filed herewith.

    ITEM 17.  UNDERTAKINGS.
              ------------

    (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each person whose signature appears below authorizes Sterling L. Williams, George H. Ellis and Jeannette P. Meier, and each of them, each of whom may act without joinder of the others, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 30th day of November, 1994.



                                            STERLING SOFTWARE, INC.



                                            By:/s/ Jeannette P. Meier
                                               --------------------------------
                                               Name: Jeannette P. Meier
                                                    ---------------------------
                                               Title: Executive Vice President
                                                     --------------------------

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signatures                       Title                     Date
        ----------                       -----                     ----
                                   President, Chief
                                   Executive Officer
/s/ STERLING L. WILLIAMS             and Director
- --------------------------   (Principal Executive Officer)  November 30, 1994
      Sterling L. Williams


                               Executive Vice President
/s/ GEORGE H. ELLIS                   and Chief
- --------------------------         Financial Officer        November 30, 1994
       George H. Ellis         (Principal Financial and
                                 Accounting Officer)

/s/ SAM WYLY                        Chairman of the         November 30, 1994
- --------------------------        Board of Directors
         Sam Wyly


/s/ CHARLES J. WYLY, JR.         Vice Chairman of the
- --------------------------        Board of Directors        November 30, 1994
      Charles J. Wyly, Jr.


/s/ EVAN A. WYLY                       Director             November 30, 1994
- --------------------------
       Evan A. Wyly


/s/ MICHAEL C. FRENCH                  Director             November 30, 1994
- --------------------------
      Michael C. French


/s/ ROBERT J. DONACHIE           Chairman of the Audit      November 30, 1994
- --------------------------      Committee and Director
      Robert J. Donachie


/s/ PHILLIP A. MOORE                Executive Vice          November 30, 1994
- --------------------------            President,
       Phillip A. Moore         Technology and Director


/s ROBERT E. COOK                      Director             November 30, 1994
- --------------------------
       Robert E. Cook


/s/ DONALD R. MILLER, JR.              Director             November 30, 1994
- --------------------------
     Donald R. Miller, Jr.


                               INDEX TO EXHIBITS


Exhibit
Number    Description of Exhibit
- ------    ----------------------
1         None.

2.1       Amended and Restated Agreement and Plan of Merger dated as of August
          31, 1994 among the Registrant, KnowledgeWare, Inc. and SSI
          Corporation./(1)/

2.2       Agreement dated October 11, 1994 among the Registrant, KnowledgeWare,
          Inc. and SSI Corporation./(1)/

2.3 First Amendment to Amended and Restated Agreement and Plan of Merger dated as of October 24, 1994 among the Registrant, KnowledgeWare, Inc.
          and SSI Corporation./(1)/

4.1       Certificate of Incorporation of the Registrant./(2)/

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant./(3)/

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant./(4)/

4.4       Restated Bylaws of the Registrant./(5)/

4.5       Form of Common Stock Certificate./(6)/

5         Opinion of Jackson & Walker, L.L.P./(7)/

8         None.

12        None.

15        None.

23.1      Consent of Ernst & Young LLP./(7)/

23.2      Consent of Arthur Andersen LLP./(7)/

23.3      Consent of Coopers & Lybrand L.L.P. /(7)/

23.4      Consent of Jackson & Walker, L.L.P. (included in its opinion filed as
          Exhibit 5 to this Registration Statement)./(7)/

24        Power of Attorney (appearing on page II-6 of this Registration
          Statement)./(7)/



25        None.

26        None.

27        None.

28        None.

99.1 Form of Registration Rights Agreement dated as of November 30, 1994 among the Registrant and the Selling Stockholders./(1)/

99.2      Form of Escrow Agreement dated as of November 30, 1994 among the
          Registrant, KnowledgeWare, Inc., The First National Bank of Boston,
          N.A. and Stuart Finestone./(1)/

- ----------------
/(1)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33 -56185 on Form S-4 and incorporated herein by reference.

/(2)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 2-82506 on Form S-1 and incorporated herein by reference.

/(3)/ Previously filed as an exhibit to the Registrant's Annual Report on Form
      10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

/(4)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 33-69926 on Form S-8 and incorporated herein by reference.

/(5)/ Previously filed as an exhibit to the Registrant's Registration No. 33-
      47131 on Form S-8 and incorporated herein by reference.

/(6)/ Previously filed as an exhibit to the Registrant's Registration Statement
      No. 2-86825 on Form S-1 and incorporated herein by reference.

/(7)/ Filed herewith.